UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2005

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

C/O CIRCOR, INC.

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Appointment of Principal Operating Officer

On January 3, 2005, CIRCOR International, Inc. (the “Company”) issued a press release regarding the hiring of Andrew William (“Bill”) Higgins as Executive Vice President and Chief Operating Officer of the Company effective January 3, 2005. A copy of this press release is attached as Exhibit 99.1 hereto.

For the past thirteen years, Mr. Higgins, age 46, has held a variety of senior management positions with Honeywell International and AlliedSignal (which merged with Honeywell in 1999), most recently serving as Vice President and General Manager, Americas for the Honeywell Building Solutions Business, a 6,000 employee business that designs, installs and maintains building environmental and security control systems. Prior to that, Mr. Higgins served as Vice President and General Manager of AlliedSignal’s Grimes Aerospace Company, a 1,200 employee engineering, manufacturing and service business, and, prior to that, as General Manager and Site Leader for AlliedSignal’s largest Aerospace Component Repair & Overhaul Service facility. During his earlier years with AlliedSignal, Mr. Higgins also served as Director, East Asia Business Development for AlliedSignal’s Electronic Materials business unit.

The position of Executive Vice President and Chief Operating Officer is a newly created position and Mr. Higgins will serve in such capacity as an employee-at-will until his successor is duly elected and qualified or until his earlier resignation or removal. Although an employee-at-will, Mr. Higgins’ arrangement with the Company calls for a base salary of $250,000 with a bonus opportunity of up to 55% of his base salary and participation in the Company’s Management Stock Purchase Plan. Mr. Higgins also will be eligible to receive equity incentive grants when the Company’s Compensation Committee next issues such grants. The Company also has agreed to pay Mr. Higgins a minimum severance equal to one year’s base salary in the event his employment is terminated by the Company at any time without Cause and to enter into a change of control agreement with Mr. Higgins which would provide him with severance equal to two years of base salary and bonus in the event his position is terminated or responsibilities materially reduced as the result of a change of control of the Company. Mr. Higgins appointment is not pursuant to any understanding or arrangement between him and any other person, and there are no family relationships between Mr. Higgins and any other directors or executive officers of the Company. In addition, Mr. Higgins has never had any direct or indirect material interest in any transactions to which the Company or any of its subsidiaries has been a party.

The information in this form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 ( the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 3, 2005	CIRCOR INTERNATIONAL, INC.

	By:	/S/ Kenneth W. Smith
Kenneth W. Smith
Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit No.	Description
99.1	Press release dated January 3, 2005

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